                                                              EXHIBIT 99.8(t)(i)

                    AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT
                        AMONG PANORAMA SERIES FUND, INC.,
                           0PPENHEIMERFUNDS, INC. AND
                        MINNESOTA LIFE INSURANCE COMPANY

         This Amendment No. 1 is incorporated in and made a part of the Participation Agreement (the "Agreement") made as of the 1st day of May 2002, by and among Minnesota Life Insurance Company (hereinafter the "Company"), on its own behalf and on behalf of one or more segregated asset accounts of the Company (hereinafter the "Account"), Panorama Series Fund, Inc. (hereinafter the "Fund") and OppenheimerFunds, Inc. (hereinafter the "Adviser"). The following terms and conditions amend the terms of the Agreement and, in the case of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Addendum, the language of this Addendum shall control and govern. All capitalized and abbreviated terms defined in the Agreement shall have the same definitions apply in this Addendum.

         1.       Schedule I of the Agreement is deleted and replaced with the
                  Schedule I to this Addendum, attached hereto.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of December 1, 2002:

                                      Company:
                                      -------
                                      MINNESOTA LIFE INSURANCE COMPANY
                                      By its authorized officer,
                                      /s/ Robert J. Ehren
                                      By:  Robert J. Ehren
                                      Title:  Vice President
                                      Date:  10/16/02

                                      Fund:
                                      ----
                                      PANORAMA SERIES FUND, INC.
                                      By its authorized officer,
                                      /s/ Denis R. Molleur
                                      By:  Denis R. Molleur
                                      Title:  Assistant Secretary
                                      Date:  March 27, 2003

                                      Advisor:
                                      --------
                                      OPPENHEIMERFUNDS, INC.
                                      By its authorized officer,
                                      /s/ Denis R. Molleur
                                      By:  Denis R. Molleur
                                      Title:  Vice President & Senior Counsel
                                      Date:  March 27, 2003



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                                   SCHEDULE I
                          (AS AMENDED DECEMBER 1, 2002)

Separate Accounts                          Products
-----------------                          ---------
Variable Annuity Account                   Achiever Multi-Option Annuity
                                           Multi-Option Classic Annuity
                                           Multi-Option Advisor Annuity